Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-183057 (as amended), 333-63865 (as amended) and 333-270322 on Form S-8 of First Community Bankshares, Inc. of our report dated March 7, 2025, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024 and 2023.

/s/ Crowe LLP

Washington, DC

March 7, 2025